EXHIBIT 99.2

ENTERPRISE BANK & TRUST
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT the (“Agreement”) is made by and between JOHN G. BARRY (the “Executive”) and ENTERPRISE BANK & TRUST, a Missouri trust corporation with banking powers (the “Company”), on this 17th day of February, 2010 (the “Effective Date”).

     WITNESSETH:

     WHEREAS, the Company is a wholly owned subsidiary of Enterprise Financial Services Corp (“EFSC”).

     WHEREAS, the Company, EFSC and Executive have previously executed and delivered that certain Executive Employment Agreement, effective as of October 5, 2007, as amended by that certain First Amendment to Executive Employment Agreement between EFSC and Executive dated December 19, 2008 (as amended, the “Original Employment Agreement”).

     WHEREAS, in accordance with Section 15 of the Original Employment Agreement, the Company, EFSC and Executive desire to amend and restate the Original Employment Agreement in its entirety as of the Effective Date.

     NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, the Company and Executive agree as follows:

     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs Executive for the Employment Term as hereafter defined.

     1.1 Title and Duties. During the Employment Term, Executive shall serve as an Executive Vice President of the Company and, upon request, as a member of the “CEO Cabinet” management committee of EFSC. Executive shall have such duties and responsibilities as are customarily assigned to individuals serving in such positions and such other duties as the Chief Executive Officer of the Company (the “CEO”) and/or the Board of Directors of the Company (the “Board”) may from time to time specify, to the extent that such other duties are consistent with such corporate office and position. Executive shall further comply with all policies and procedures of the Company generally applicable to executive employees of the Company. Executive hereby accepts such employment and agrees to serve the Company in such capacities during the Employment Term.

     1.2 Acceptance and Devotion to Duties. Executive hereby accepts such employment and agrees that during the Employment Term he will devote all of his skill, knowledge, commercial efforts and working time to the conscientious and faithful performance of his duties and responsibilities to the Company (except for (a) permitted vacation time and absence for sickness or similar disability and (b) to the extent that it does not interfere with the performance of Executive’s duties hereunder, such reasonable time as may be (i) devoted to the fulfillment of Executive’s civic and charitable activities and (ii) necessary from time to time for personal financial matters). Executive will use his best good faith efforts to promote the success of the Company’s business and will cooperate fully with the CEO and the Board in the advancement of the best interests of the Company. If elected, Executive will agree to serve as a director of the Company, or a director or officer of EFSC or any of their respective Affiliates, without additional compensation.

     2. Term of Employment. Except as otherwise provided herein, the term of this Agreement shall be for a term commencing on the Effective Date and ending upon Executive’s death or termination of employment as hereafter provided (the “Employment Term”). Notwithstanding the expiration of the Employment Term or any termination of Executive’s employment with the Company, the covenants, agreements and obligations of Executive under Sections 5, 7, 8, 9, 22, 23 and 24 shall survive the termination of and remain in effect after the Executive’s employment with the Company.

     3. Cash Compensation and Benefits. Subject to the provisions set forth in Section 23 and 24, the Executive shall be compensated as follows:

     3.1 Base Salary. During the Employment Term, the Company shall pay to the Executive as compensation for the services to be performed by the Executive a base salary of $250,000 per year (the “Base Salary”). The Base Salary shall be payable in installments in accordance with the Company’s normal payroll practice and shall be subject to such ordinary employee withholdings as may be required by law. The Base Salary may be adjusted from time to time upon the recommendation of the CEO and as approved by the Board when appropriate, but shall not be reduced without the consent of the Executive.

     3.2 Targeted Short-Term Incentives. In addition to the compensation set forth elsewhere in this Section 3, for each calendar year during the Employment Term, the Executive shall qualify for a targeted annualized bonus for each such year (“Targeted Short-Term Incentive”). The amount of the Targeted Bonus and the targeted financial and operating goals of the Company (“Targets”) for each calendar year shall be set by the Company CEO, subject to the approval of the Compensation Committee of EFSC (the “Compensation Committee”). If the targets have been met, then Executive shall receive a Targeted Short-Term Incentive for such preceding year. In the event that the established targets are exceeded, then Executive shall be entitled to receive additional bonus amounts above the Targeted Short-Term Incentive as the Company may determine in its discretion. If the Targets have not been fully met, but minimum thresholds as may be established by the Company have been met, then the Company’s CEO in collaboration with the Compensation Committee may make a determination, in its discretion, as to the extent that the Targets have been met and determine the amount of such Targeted Short-Term Incentive to be awarded to the Executive based proportionately upon the extent to which the Targets are determined to have been met. Any Targeted Short-Term Incentive due pursuant to the foregoing provisions with respect to a particular calendar year shall be paid no later than March 15th of the calendar year immediately following the calendar year to which the Targeted Short-Term Incentive relates. Any Targeted Short-Term Incentive may be paid, in the discretion of the Company, in the form of cash, stock or restricted stock units (“RSUs”) satisfying the requirements of the CPP Guidance, as defined in Section 23 below.

          3.3 Benefits.

     (a) Executive shall be entitled to participate, during the Employment Term, in all regular employee benefit and deferred compensation plans established by the Company and in which the executives of the Company generally participate (to the extent such participation is not restricted by the Internal Revenue Code of 1986 (the “Code”)), including, without limitation, any savings and profit sharing plan, 401K plan, dental and medical plans, life insurance and disability insurance. Such participation shall be as provided in said employee benefit plans in accordance with the terms and conditions thereof as in effect from time to time and subject to any applicable waiting and vesting periods. Notwithstanding a lesser coverage provided in any such life insurance plan, Executive shall be entitled during the term of Executive’s employment with the Company to a Company-paid life insurance benefit of not less than $1,000,000 of term coverage.

     (b) Executive shall also be entitled to twenty seven (27) days of Paid Time Off (“PTO”) during each year of the Employment Term in accordance with the terms of the Company’s PTO policy.

     (c) Executive shall be provided use of an automobile, and the Company shall pay for or reimburse Executive for all reasonable gasoline used for a Company purpose, and insurance and maintenance expenses associated therewith; provided, that Executive shall, as soon as reasonably practicable following the end of each calendar year during the Employment Term, account to the Company for all non-business uses of such automobile, which accounting will be reported to the proper taxing authorities. Upon Executive’s written request given when Executive submits such accounting, the Company will attempt to reflect such automobile expense in Executive’s Form W-2 for the most recent year provided such accounting is received by the Company on a sufficiently timely basis. Executive agrees to not take any position contrary to such accounting on any form filed with the Internal Revenue Service or any state agency established for the collection of revenue.

          3.4 Reimbursement of Expenses.

     (a) The Company will provide for the payment or reimbursement of all reasonable and necessary expenses incurred by Executive in connection with the performance of his duties under this Agreement in accordance with the Company’s expense reimbursement policy, as such may change from time to time.

     (b) The Company shall also provide payment or reimbursement of all country club dues at the Phoenix Country Club or such other club approved by the Company’s CEO, including any reasonable increases in such dues; provided, that the Company shall not pay for or reimburse any assessments, charges or other amounts in excess of regular dues.

     4. Long Term Incentives. Subject to the provisions of Section 23 and 24, each year during the Employment Term, at such time as grants are made under the Company’s Long Term Incentive Compensation Plan (“LTIP”), Executive shall be entitled to receive a target grant of equity incentives, including without limitation dollar denominated restricted stock grants and/or grants of restricted stock units (“RSUs”). The amount of restricted stock or RSUs awarded under such grants will be based on and subject to the Company meeting applicable performance standards during a performance period established by the Compensation Committee. In all respects, the LTIP and the agreements providing for the issuance of equity incentives, shall control the amount, manner, vesting and all other matters regarding the long term equity incentives.

     5. Termination of Employment. Subject to the provisions of Sections 22, 23 and 24, termination of the employment relationship between the Company and the Executive shall be governed by this Section 5.

     5.1 Termination for Cause. The Company may terminate Executive’s employment with the Company for reasons that constitute Cause, as hereinafter defined (“Termination for Cause”), at any time during the term of this Agreement by written notification to Executive, specifying in detail the basis for the Termination for Cause.

     (a) Upon Termination for Cause, Executive shall, within thirty (30) days after such termination, be paid (in a single sum, cash payment): (i) all accrued but unpaid Base Salary, (ii) vested stock options and Restricted Stock, (iii) any accrued and vested benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive’s rights under such plans, and (iv) any appropriate business expenses incurred by Executive reimbursable by the Company in accordance with this Agreement, all to the date of termination (the items described in subparagraphs (i) through (iv) in this Section 5.1(a) are hereafter collectively referred to as “Accrued Compensation”). Accrued Compensation shall not include vested deferred compensation, if any, and any pension plan or profit sharing plan benefits, each of which will be paid in accordance with the terms of the applicable plan. Upon a Termination for Cause, Executive shall not be paid any other compensation or reimbursement of any kind, including, without limitation, Severance Compensation.

     (b) As used in this Agreement, “Cause” means, and shall be considered to exist, upon the occurrence of any of the following: (i) an order of any federal or state regulatory authority having jurisdiction over the Company or its Affiliates which substantially limits or materially prohibits the Executive from serving as an officer or employee of the Company any of its Affiliates, or substantially limits the ability of the Executive to fulfill his duties pursuant to this Agreement; (ii) the willful failure of Executive substantially to perform his duties hereunder (other than any such failure due to Executive’s physical or mental illness); (iii) a willful breach by Executive of any material provision of this Agreement or of any other written agreement with the Company or any of its Affiliates; (iv) Executive’s commission of a crime that constitutes a felony or other crime involving moral turpitude or criminal fraud; (v) chemical or alcohol dependency which materially and adversely affects Executive’s performance of his duties under this Agreement; (vi) any act of disloyalty or breach of responsibilities to the Company or its Affiliates by the Executive which is intended by the Executive to cause material harm to the Company or its Affiliates; (vii) misappropriation (or attempted misappropriation) of any of the Company or its Affiliate’s funds or property; or (viii) Executive’s material violation of any Company policy applicable to Executive.

If subsequent to Executive’s Termination Other Than For Cause, as hereinafter defined, it is determined in good faith by the Company that Executive’s employment could have been terminated for Cause due to Executive’s material breach of items (iii) or (vi), Executive’s employment shall be deemed to have been Termination for Cause retroactively to the date such event or events giving rise to Cause occurred. Notwithstanding the above, Cause shall not be deemed to exist under items (ii), (iii), (v), (vii) or (viii), unless the Company first provides written notice to Executive of the grounds on which Cause is asserted and a thirty (30) day opportunity to cure, if curable, following delivery of such notice and Executive fails to remedy the event or situation on which Cause is being asserted. For purposes hereof, an action will be considered “willful” only if it is done intentionally, purposely or knowingly, as distinguished from an act done carelessly, thoughtlessly, or inadvertently.

     5.2 Termination Other Than for Cause. Notwithstanding any other provisions of this Agreement, the Company may effect a “Termination Other Than For Cause”, as hereinafter defined, at any time upon giving written notice to Executive of such termination.

     (a) Upon any Termination Other Than For Cause, all payments and benefits set forth in this Section 5.2 and Section 6.2 shall be subject to and conditioned upon Executive’s compliance with the terms, provisions and conditions contained in this Agreement in Sections 7, 8 and 9, and shall be subject to and conditioned upon Executive’s execution of a release and waiver, within sixty (60) days after Executive’s Separation from Service (as defined in Section 22), of all claims with respect to Executive’s employment against the Company, its Affiliates and their respective officers and directors in a form reasonably satisfactory to the Company, other than rights under this Section 5.2 and Section 6.2.

     (b) Executive shall, within thirty (30) days after such Termination Other Than For Cause, be paid (in a single sum, cash payment) all Accrued Compensation, together with all Targeted Short-Term Incentive Compensation accrued as of the date of such termination and computed at a performance level equal to the applicable Target, and Severance Compensation as defined in Section 6.2.

     (c) As used in this Agreement, “Termination Other Than For Cause” means:

(i)
any termination by the Company of Executive’s employment with the Company other than a Termination for Cause (as defined in Section 5.1), a Termination by Reason of Disability (as defined in Section 5.3), a termination on account of death (as described in Section 5.4), a Voluntary Termination (as defined in Section 5.5) or a Termination Upon a Change of Control (as defined in Section 5.6); provided, that such termination constitutes a Separation from Service (as defined in Section 22.1); or

(ii)
a termination by Executive of Executive’s employment with the Company by reason of a Constructive Termination. As used herein, “Constructive Termination” means the termination of Executive’s employment by the Executive by reason of (A) the Company’s material breach of this Agreement which remains uncured for a period of thirty (30) days following Executive’s notice of such breach given to the Company or (B) the assignment of Executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the Effective Date, following notice by Executive of his refusal to consent to such position, responsibilities or duties and the Company’s refusal to modify such position or responsibility so that it is no longer of lesser status or degree of responsibility than his position, responsibilities or duties as of the Effective Date, provided, in each case, that such termination constitutes a Separation from Service (as defined in Section 22.1). It is acknowledged that the removal of Executive from the boards of the Company, EFSC or any of their respective Affiliates, or as an officer position in any Affiliate of the Company to which Executive has been elected and is serving pursuant to Section 1.3, will not constitute a diminution in status or duties and will not cause a Constructive Termination.

     5.3 Termination by Reason of Disability. If, during the term of this Agreement, the Executive, in the reasonable judgment of the Company’s Board, (a) has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and (b) such illness or incapacity continues for a period of more than ninety (90) consecutive days, or ninety (90) days during any one hundred eighty (180) day period, the Company shall have the right to terminate Executive’s employment hereunder by written notification to Executive (“Termination by Reason of Disability”). Upon such Termination by Reason of Disability, the Company shall pay (in a single sum, cash payment) to Executive all Accrued Compensation (as defined in Section 5.1) and all Targeted Short-Term Incentive accrued as of the date of such termination of employment and computed at a performance level equal to the applicable Target, but Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, Severance Compensation.

     5.4 Death. In the event of Executive’s death during the term of this Agreement, the Executive’s employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay (in a single sum, cash payment made within thirty (30) days of the last day of the month in which the Executive dies) to his estate or such beneficiaries as Executive may from time to time designate, all Accrued Compensation (as defined in Section 5.1) and all Targeted Short-Term Incentive accrued as of the date of such termination of employment and computed at a performance level equal to the applicable Target, but Executive’s estate, trust or beneficiary shall not be paid any other compensation or reimbursement of any kind, including without limitation any Severance Compensation, except in connection with any life insurance policy maintained by the Company which names Executive’s estate or trust as beneficiary, if any.

     5.5 Voluntary Termination. As used in this Agreement, “Voluntary Termination” means the termination by Executive of Executive’s employment with the Company other than by reason of a Constructive Termination (as defined in Section 5.2(c)(ii)), Termination by Reason of Executive’s Disability (as described in Section 5.3), or Termination by Reason of Executive’s Death (as described in Section 5.4). In the event of a Voluntary Termination, provided that the Executive provides the Company with at least ninety (90) days advance notice of such termination (which notice and any requirement for service may be waived or shortened by the Company), the Company shall, within thirty (30) days after such termination, pay (in a single sum, cash payment) all Accrued Compensation (as defined in Section 5.1), but no other compensation or reimbursement of any kind, including without limitation, Severance Compensation.

     5.6 Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control, Executive shall be paid (in a single sum, cash payment) all Accrued Compensation (as defined in Section 5.1), all Targeted Short-Term Incentive accrued as of the date of such termination of employment and computed at a performance level equal to the applicable Target, and the Severance Compensation as defined in Section 6.1. As used in this Agreement, “Termination Upon a Change of Control” means a Termination Other Than For Cause occurring within three (3) months prior to and in contemplation of a Change of Control, or within one (1) year following a Change of Control. As used in this Agreement, “Change of Control” means any of the following occurrences, and shall be deemed to occur the date on which any of the following has occurred:

     (a) any Person or group (other than EFSC or any of its Affiliates, a trustee or other fiduciary holding securities of EFSC under an employee benefit plan of EFSC or any one or more Continuing Directors) becomes the beneficial owner of securities of EFSC representing 50% or more of the combined voting power of EFSC’s then-outstanding securities entitled to vote generally in the election of directors of EFSC (the “EFSC Outstanding Voting Securities”);

     (b) any Person (other than EFSC or any of its Affiliates, or a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or any one or more Continuing Directors) becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Board of the Company (the “Company Outstanding Voting Securities”);

     (c) consummation of a reorganization, merger or consolidation (a “Business Combination”) of EFSC, unless, in each case, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Company Outstanding Voting Securities or EFSC Outstanding Voting Securities, as applicable, immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination, (ii) no Person (excluding any company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of EFSC resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of EFSC resulting from the Business Combination are Continuing Directors (as hereinafter defined) at the time of the execution of the definitive agreement, or the action of the Board of the Company, providing for such Business Combination;

     (d) consummation of the sale, other than in the ordinary course of business, of more than 50% of the combined assets of EFSC and its Subsidiaries in a transaction or series of related transactions during the course of any twelve (12) month period; or

     (e) the date on which Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of EFSC.

As used in the definition of Change of Control, the definitions of the terms “beneficial owner” and “group” shall have the meanings ascribed to those terms in Rule 13(d)(3) under the Securities Exchange Act of 1934. As used in this Section 5.6, the term “Continuing Directors” shall mean, as of any date of determination, (i) any member of any of the Boards of EFSC or the Company (the “Boards”) as of the date of this Agreement, (ii) any person who has been a member of any of the Boards for the two (2) years immediately preceding such date of determination, or (iii) any person who was nominated for election or elected to any of the Boards with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of any of the Boards at the time of such nomination or election or (B) at least four Continuing Directors but excluding, for purposes of this clause (iii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than any of the Boards.

     5.7 Resignation Upon Termination Upon the termination of Executive’s Employment for any reason, Executive shall automatically and without taking any further actions be deemed to have resigned from all offices, directorships or other positions then held by Executive with the Company, EFSC and all of their Affiliates. Executive shall execute any written forms submitted by the Company confirming such resignation.

     5.8 Executive’s Duty to Return Property. Upon the termination of Executive’s employment hereunder for any reason, Executive or his estate shall surrender and deliver to the Company all property of the Company or its Affiliates in the possession or control of the Executive, including but not limited to (a) any personal computer of the Company or its Affiliates utilized by the Executive with the computer’s hard drive in tact, (b) any automobile provided by the Company or its Affiliates for Executive’s use, (c) all Confidential Information (and all tangible embodiments thereof), including, without limitation, all correspondence, data, letters, files, contracts, documents, mailing lists, customer lists, advertising materials, and ledgers which are related to the business or the Company or its Affiliates, whether in paper, electronic or digital form and in all media, and all copies of the foregoing, and (d) all other supplies and equipment that are the property of the Company or its Affiliates.

     6. Severance Compensation. Subject to the provisions of Sections 22, 23 and 24, the Executive’s right to receive severance compensation, if any, shall be governed by this Section 6.

     6.1 Severance Upon Change of Control. In the event of a Termination Upon a Change of Control, Executive shall be paid as “Severance Compensation” twenty-four (24) month severance pay, based on Executive’s Average Monthly Compensation, such compensation to be paid in a single sum, cash payment, discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as of the date of such termination of employment. As used herein, “Average Monthly Compensation” means the total amount of Base Salary and Target Bonus computed as though a performance level equal to the applicable Target had been achieved.

     6.2 Termination Other Than for Cause. In the event Executive’s employment is terminated by reason of a Termination Other Than For Cause (which does not constitute a Termination Upon a Change of Control), Executive shall be paid as “Severance Compensation” twelve (12) months severance pay, based on Executive’s Average Monthly Compensation, such compensation to be paid in a single sum, cash payment, discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as of the date of such termination of employment.

     6.3 Termination Upon Any Other Event. In the event of a Voluntary Termination, Termination for Cause, Termination by Reason of Disability or termination by reason of Executive’s death pursuant to Section 5.4, Executive or his estate shall not be entitled to any Severance Compensation.

     6.4 Consulting Obligations. During any period of time during which Executive is receiving Severance Compensation pursuant to this Agreement, Executive shall provide transition services, advice, answers to questions (known to Executive) related to the business of the Company or any of its Affiliates, and consultation with the Company or any successor thereof as the result of a Change of Control to the extent that Executive’s provision of such services would not prevent Executive’s termination of employment from constituting a Separation from Service (as defined in Section 22.1). It is intended that such services shall not unreasonably interfere with Executive’s employment activities which are permissible pursuant to this Agreement and shall be reasonably arranged to be at times convenient for the Executive.

     7. Confidentiality. Executive agrees to hold in strict confidence and not disclose all non-public information concerning any matters affecting or relating to the business of the Company or its Affiliates, including, without limiting the generality of the foregoing, non-public information concerning their manner of operation, business or other plans, databases, marketing programs, protocols, processes, computer programs, client or customer lists, marketing information and analyses, operating policies or manuals or other data (in whatever form or media) concerning the Company or its Affiliates (such information and data is collectively referred to as (“Confidential Information”). Further, Confidential Information (as used herein) shall also include all financial information related to any client or customer of the Company or its Affiliates. Executive agrees that he will not, directly or indirectly, during the course of his employment with the Company or at anytime thereafter, use any Confidential Information for the benefit of any Person other than the Company, or disclose or communicate any Confidential Information in any manner whatsoever to any Person other than to the directors, officers, employees, agents and representatives of the Company who need to know such information, who shall be informed of the confidential nature of such information and directed by Executive to treat such information confidentially. Upon the Company’s request, Executive shall return all Confidential Information without retaining any copies in electronic or other form. The above limitations on use and disclosure of Confidential Information shall not apply to information which Executive can demonstrate is known publicly other than through Executive or is contained in public filings with the Securities and Exchange Commission. Executive acknowledges that all Confidential Information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company’s goodwill, and that any breach of the terms of this Section 7 shall be a material breach of this Agreement.

     8. Use of Proprietary Information. Executive recognizes that the Company possesses a proprietary interest in all of the information described in Section 7 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Executive, except as otherwise agreed between the Company and Executive in writing. Executive expressly agrees that any products, inventions, discoveries or improvements made by Executive, his agents or affiliates, during the term of this Agreement which is within the scope of Executive’s employment with the Company, or involving the use of the Company or its Affiliates’ time, materials or other resources shall be the property of and inure to the exclusive benefit of the Company. Executive further agrees that any and all products, inventions, discoveries or improvements developed by Executive (whether or not able to be protected by copyright, patent or trademark) in the scope of his employment, or involving the use of the Company or its Affiliates’ time, materials or other resources, shall be promptly disclosed to the Company and shall become the exclusive property of the Company.

     9. Restrictive Covenants.

     9.1 Covenant Not to Compete. Executive acknowledges that as a result of his employment by the Company, he has had access to and knowledge of the Confidential Information, which the Company and its Affiliates has the exclusive right to use or exploit. During the Employment Term and for the longer of either (i) any period of time in which Executive is entitled to, or does in fact, receive Severance Compensation, or (ii) a one year period following Executive’s Termination for Cause, as the case may be, Executive shall not, except with the prior written consent of the Company, directly or indirectly, engage in any Competitive Activity. As used herein, “Competitive Activity” means any investment, loan, employment, consultancy or engagement with any Person in the business of providing banking, wealth management or financial services within fifty (50) miles of any standard metropolitan statistical area in which the Company or any of its Affiliates has an office or branch. The Executive acknowledges that the restrictive covenant described in this Section 9.1 will apply in the event the Company elects to pay Executive Severance Compensation pursuant to Section 6.3. The Company may also elect in its discretion to pay Severance Compensation (computed in accordance with Section 6.2) following any termination of employment, including a Voluntary Termination, which election shall cause Executive to be bound by this covenant not to compete as set forth in this Section 9.1.

     9.2 Non-Solicitation of Employees. Executive acknowledges that the relationship of the Company and its Affiliates with their respective employees constitutes a valuable asset. During the Employment Term and for a period of one (1) year thereafter (collectively, the “Non-Solicitation Period”), Executive shall not, except on behalf of or with the prior written consent of the Company, directly or indirectly, hire, employ, entice or induce, or attempt to entice or induce, or directly or indirectly assist any Person in which Executive is an investor, consultant or employee to hire, employ, entice or induce, any employee of the Company or its Affiliates to leave such employ. Further, Executive shall not directly or indirectly, and shall not be employed or act as a consultant for any Person who employs any employee of the Company or its Affiliates in any business that engages in any Competitive Activity.

          9.3 Non-Solicitation of Protected Customers.

     (a) As used in this Agreement, “Protected Customer” means (i) any Person or its/his/her Affiliate for whom the Company or any of its Affiliates has provided wealth management, investment, banking, trust, insurance or other financial services during the Employment Term or (ii) any Person or its/his/her Affiliate whom the Company or any of its Affiliates had made a proposal to provide wealth management, investment, banking, trust, insurance or other financial services at anytime within six (6) months preceding the termination of Executive’s employment with the Company; provided, however, for purposes of clause (ii) of this paragraph, in no event shall a Protected Customer include a Person where the Company’s or any of its Affiliates’ only solicitation or proposal was as part of or in connection with a large group presentation sponsored or made by the Company or any of its Affiliates.

     (b) During the Non-Solicitation Period, Executive shall not, directly or indirectly, whether alone or in association, or combination with any other Person, or as an officer, director, shareholder, member, manager, employee, agent, independent contractor, consultant, advisor, joint-venturer, partner or otherwise, and whether or not for pecuniary benefit:

(i)	solicit, take away, attempt to take away, divert, or attempt to divert any Protected Customer from the Company or its Affiliates; or

(ii)
induce, attempt to induce or aid any Person in inducing any Protected Customer to cease doing business with the Company or any of its Affiliates or in any way interfere with the relationship between any Protected Customer and the Company or any or its Affiliates.

     (c) During the Non-Solicitation Period, Executive shall not be employed by or act as a consultant for any Person which directly, or through any of its Affiliates, solicits, takes away, attempts to take away, diverts, or attempts to divert any Protected Customer from the Company or any of its Affiliates. Before Executive becomes employed by or becomes a consultant for a Person during a Non-Solicitation Period, Executive shall inform such Person of the provisions of this Section 9 and, if within the first year following Executive’s termination of employment with the Company, shall cause such Person to sign a document acknowledging this provision and agreeing with the Company, on behalf of itself and its Affiliates, to abide to the terms of such obligation to not solicit, take away, attempt to take away, divert or attempt to divert, any Protected Customer, and deliver such document to the Company. Provided, however, that nothing contained in this Agreement shall prevent such Person employing Executive from continuing to provide services to any individual or other entity that was a customer of the Person prior to the date of the termination of Executive’s employment with the Company.

     9.4 Acknowledgement. Executive acknowledges and agrees that each of the covenants contained in this Section 9 is reasonable and valid in time and scope and in all other respects, and that such covenants are valuable consideration for the Company in entering into this Agreement. Without limiting the foregoing, the above restrictions apply to activities within the entire United States, and Executive acknowledges that such territorial restriction is valid and reasonable.

     9.5 Reformation. The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

     9.6 Equitable Relief. Executive acknowledges that the extent of damages to the Company and/or its Affiliates from a breach of Sections 7, 8 and 9 would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company and its Affiliates whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, Executive specifically agrees that the Company or its Affiliates is entitled to injunctive or other equitable relief (without any requirement to post any bond or other security) from a breach of Sections 7, 8 and 9, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

     10. Assignment. This Agreement shall not be assignable by Executive and shall not be assignable by the Company except by or to a successor entity or acquirer which acquires the assets or stock of the Company in a transaction which constitutes a Change of Control.

     11. Entire Agreement. This Agreement and any agreements entered into after the Effective Date under any of the Company’s benefit plans or compensation programs as described in Sections 3 or 4 contain the complete agreement concerning the employment arrangement between the parties, including without limitation severance or termination pay, and shall, as of the Effective Date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

     12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

     13. Modification. Subject to Section 23.2(e), no waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless authorized by the Company’s Board and reduced to in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

     14. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     15. Manner of Giving Notice. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service, in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

To Company:		To Executive at his current residential
Enterprise Financial Services Corp		address on file with the Company.
150 North Meramec
Clayton, Missouri 63105
Attention:	Chief Executive Officer and
Corporate Secretary

     Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

     16. Remedies. In the event of a breach of this Agreement, the non-breaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred in enforcing the non-breaching party’s rights hereunder.

     17. Construction. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Unless otherwise indicated in this Agreement, all references in this document to “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Agreement.

     18. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Missouri without regard to the jurisdiction in which any action or special proceeding may be instituted.

     19. Taxes. Any payments or other remuneration provided by the Company to Executive in connection with this Agreement or Executive’s employment by the Company or its Affiliates shall be subject to reduction, reimbursement or payment to the Company by the Executive, for any amount of applicable federal, state or local taxes, including but not limited to income, employment and social insurance taxes, unemployment taxes, medical insurance taxes, and any other withholdings required by law or authorized by Executive.

     20. Voluntary Agreement; No Conflicts. Executive hereby represents and warrants to the Company that he is legally free to accept and perform his employment with the Company, that he has no obligation to any other person or entity that would affect or conflict with any of Executive’s obligations pursuant to such employment, and that the complete performance of the obligations pursuant to Executive’s employment will not violate any order or decree of any governmental or judicial body or contract by which Executive is bound. The Company will not request or require, and Executive agrees not to use, in the course of Executive’s employment with the Company, any information obtained in Executive’s employment with any previous employer to the extent that such use would violate any contract by which Executive is bound or any decision, law, regulation, order or decree of any governmental or judicial body.

     21. Venue. In the event of litigation arising out of or in connection with this Agreement, the parties hereto agree to submit to the jurisdiction of Federal and state courts located in the state of Missouri.

     22. 409A. The following provisions shall apply notwithstanding any other provisions herein to the contrary:

     22.1 Separation From Service. Any amount that (a) is payable upon termination of Executive’s employment with the Company under any provision of this Agreement, and (b) is subject to the requirements of Code Section 409A, shall not be paid unless and until the Executive has Separated from Service. As used in this Agreement, the terms “Separated from Service” and “Separation from Service” shall have the meaning specified in Treasury Regulation Section 1.409A-1(h).

     22.2 Required Delay. If Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) of Company at the time of his termination of employment and if payment of Severance Compensation to the Executive is on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)), Executive shall be paid such Severance Compensation during the six (6) month period immediately following the date of his Separation from Service as otherwise provided under Section 6 for such six (6) month period except that the total amount of such payments shall not exceed the lesser of the amount specified under (a) Treasury Regulation Section 1.409A-1(9)(iii)(A)(1) or (b) Treasury Regulation Section 1.409A-1(9)(iii)(A)(2). To the extent such amounts otherwise payable during such six-month period exceed the amounts payable under the immediately preceding sentence, such excess amounts shall not be paid during such six (6) month period, but instead shall be paid in a single sum on the first regular payroll date of Company immediately following the six (6) month anniversary of the date of Executive’s Separation from Service. If Executive is a specified employee and Executive’s Separation from Service is not an involuntary separation from service as defined in Treasury Regulation Section 1.409A-1(n), then any Severance Compensation and any other amount due to Executive under this Agreement that is subject to Code Section 409A and that would otherwise have been paid during the six (6) month period immediately following the date of Executive’s Separation from Service shall be paid in a single sum on the first payroll date of Company immediately following the six (6) month anniversary of Executive’s Separation from Service. Amounts, the payment of which are deferred under this Section, shall be increased by interest at the prime rate as of the date of Executive’s Separation from Service as published in the Wall Street Journal from the date such amounts would have been paid but for this provision and such accumulated interest shall also be paid to the Executive on the first payroll date of Company immediately following the six (6) month anniversary of Executive’s Separation from Service.

Notwithstanding the provisions of this Section 22, the Company has no responsibility or obligation to Executive with respect to any tax that may be incurred by Executive pursuant to Code Section 409A.

23. Emergency Economic Stabilization Act Provisions.

     23.1 Acknowledgement. The Executive acknowledges that (a) the Company is a participant in the TARP Capital Purchase Program (the “CPP”) offered by the United States Department of the Treasury (the “UST”) and (b) the Company and its Affiliates are required to meet certain executive compensation and corporate governance standards under Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, including amendments pursuant to Section 7001, et. seq., of the American Recovery of Reinvestment Act of 2009 (“EESA”), as implemented by guidance or regulation thereunder that has been issued and is in effect as of the date of this Agreement or is promulgated thereafter, including without limitation 31 C.F.R. Part 30 of the Code of Federal Regulations (such guidance or regulation being hereinafter referred to as the “CPP Guidance”). The Executive further acknowledges that the Company’s CPP participation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) that the Executive has with the Company or in which the Executive participates as they relate to the period the UST holds any equity or debt securities of the Company acquired through the CPP.

     23.2 CPP Provisions. Notwithstanding anything contained in this Agreement to the contrary, as of the Effective Date (or on such date thereafter as it becomes necessary pursuant to the EESA or CPP Guidance), to the extent necessary for the Company or its Affiliates to comply with the EESA, as implemented by the CPP Guidance, the terms and conditions of the Executive’s employment by the Company set forth in this Agreement shall be and hereby are subject to the following:

     (a) In the event that any payment or benefit to which the Executive is or may become entitled from the Company is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance (including, without limitation, the rules set forth in Section 30.9 Q-9 of 31 C.F.R. Part 30), the payment of which is prohibited to be made by the Company under the EESA or the CPP Guidance, then during the period that the UST owns any equity or debt securities of the Company acquired through the CPP (the “Restricted Period”): (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide) any such prohibited portion of such payment or benefit to the Executive and (ii) the Executive shall not be entitled to receive any such prohibited portion of such payment or benefit.

     (b) Any bonus or incentive compensation paid to the Executive during the period that the UST owns any equity or debt securities of the Company acquired through the CPP will be subject to recovery or “clawback” by the Company or its Affiliates (pursuant to the Company’s Capital Purchase Program Clawback Policy, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance. Executive acknowledges that he has been provided a copy of the Clawback Policy as in effect on the Effective Date.

     (c) The maximum aggregate amount of any bonus or incentive compensation, excluding Base Salary, and the form of payment thereof, shall be limited in compliance with Section 111(b) of EESA and the CPP Guidance, including, without limitation, pursuant to Section 111(b)(3)(D) of EESA. Without limiting the foregoing, the Company may not pay or accrue any bonus, retention award or incentive compensation during the Restricted Period, except for grants or awards by the Company to Executive of long-term restricted stock to the extent permitted by the EESA and the CPP Guidance.

     (d) In the event that any of the Boards (or, if applicable, a compensation committee thereof) determine that any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment (including, without limitation, any compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements) encourages the Executive to take any “unnecessary and excessive risks that threaten the value of the TARP recipient” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), then the Boards (or, if applicable, a compensation committee thereof), on behalf of the Company or its Affiliates, as applicable, may take such action as is necessary to modify or amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.

     (e) If, in the good faith determination of the Company after consultation with counsel of its choice, any statute or regulation promulgated before, on or after the Effective Date imposes additional requirements or restrictions on compensation which the Company may pay to Executive which conflict with the provisions of this Agreement, (i) the Company shall not be required to pay or accrue any bonus, incentive or compensation to the extent of such restriction and this Agreement shall be deemed automatically amended to the extent of such restriction and (ii) Executive shall execute and deliver any amendments to this Agreement which the Company, in good faith after consultation with counsel of its choice, deems necessary to comply with such statute or regulation.

     23.3 Waiver. In addition to the provisions of Section 23.2 above and notwithstanding anything contained in this Agreement to the contrary, in consideration for the benefits the Executive will receive as a result of the Company’s participation in the CPP, the Executive hereby voluntarily waives any claim against the United States and/or the Company or its Affiliates for any changes to the Executive’s compensation or benefits that are required to comply with the EESA and the CPP Guidance. The Executive expressly acknowledges that this waiver includes all claims the Executive may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments the Executive would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on the Executive’s employment relationship with the Company.

     24. Modified Code Section 280G Carve-Back. Notwithstanding anything contained in this Agreement to the contrary other than the provisions of Section 23, if on an after-tax basis the aggregate payments and benefits received pursuant to Sections 5 or 6 would be larger if the portion of such payments and benefits constituting “parachute payments” under Code Section 280G were reduced by the minimum amount necessary to avoid the imposition of the excise tax under Code Section 4999, then such payments and benefits shall be reduced by the minimum amount necessary to avoid such excise tax.

     25. Certain Definitions. As used in this Agreement, the following definitions shall apply:

          “Affiliate” with respect to any person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

          “Control” with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          “Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity, or any “group” within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions.

          “Prime Rate” means the prime rate reported in the “Money Rates” column or any successor column of The Wall Street Journal, currently defined therein as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks. If The Wall Street Journal ceases publication of the Prime Rate, the “Prime Rate” shall mean the “prime rate” or “base rate” announced by the Company, or any successor thereto.

          “Subsidiary” With respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

[Remainder of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

ENTERPRISE BANK & TRUST COMPANY
	By:	/s/ Stephen P. Marsh
	Name:	Stephen P. Marsh
/s/ John G. Barry	Title:	Chairman & CEO
John G. Barry, individually

ENTERPRISE FINANCIAL SERVICES CORP*

	By:	/s/ Peter F. Benoist
	Name:	Peter F. Benoist
	Title:	President & CEO

* Executed and delivered solely for purposes of complying with Section 15 of the Original Agreement.